EXHIBIT 99.1
Houston, Texas
May 1, 2013

FOR IMMEDIATE RELEASE - EARNINGS

ATWOOD OCEANICS, INC., announced today that the Company earned net income of $85.5 million or $1.28 per diluted share, on revenues of $253.2 million for the quarter ended March 31, 2013 compared to net income of $72.8 million or $1.10 per diluted share on revenues of $245.1 million for the quarter ended December 31, 2012 and compared to net income of $59.5 million or $0.90 per diluted share, on revenues of $171.6 million for the quarter ended March 31, 2012. For the six months ended March 31, 2013, the Company earned net income of $158.4 million or $2.39 per diluted share, on revenues of $498.3 million compared to net income of $124.9 million or $1.90 per diluted share, on revenues of $356.3 million for the six months ended March 31, 2012.

	For the Three Months Ended
(In thousands, except per share amounts)	March 31, 2013	December 31, 2012	March 31, 2012
Revenues	$253,161	$245,093	$171,621
Income before Income Taxes	97,432	84,087	63,492
Provision for Income Taxes	(11,913)	(11,256)	(4,026)
Net Income	$85,519	$72,831	$59,466

Earnings per Common Share -
Basic	1.30	1.11	0.91
Diluted	1.28	1.10	0.90

Weighted Average Shares
Outstanding -
Basic	65,733	65,528	65,276
Diluted	66,589	66,092	65,781

	For the Six Month Ended
(In thousands, except per share amounts)	March 31, 2013	March 31, 2012

Revenues	$498,254	$356,293
Income before Income Taxes	181,519	141,423
Provision for Income Taxes	(23,169)	(16,489)
Net Income	$158,350	$124,934

Earnings per Common Share -
Basic	2.41	1.92
Diluted	2.39	1.90

Weighted Average Shares
Outstanding -
Basic	65,631	65,150
Diluted	66,341	65,660

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands, except per share amounts)	2013	2012	2013	2012
REVENUES:
Contract drilling	$253,161	$171,621	$498,254	$356,293

COSTS AND EXPENSES:
Contract drilling	107,473	79,342	219,389	157,686
Depreciation	28,482	15,406	56,060	30,769
General and administrative	13,268	11,552	30,489	25,646
Other, net	(20)	863	(13)	863
	149,203	107,163	305,925	214,964

OPERATING INCOME	103,958	64,458	192,329	141,329

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(6,547)	(1,080)	(10,955)	(1,683)
Interest Income	21	114	145	200
Other	—	—	—	1,577
	(6,526)	(966)	(10,810)	94

INCOME BEFORE INCOME TAXES	97,432	63,492	181,519	141,423
PROVISION FOR INCOME TAXES	11,913	4,026	23,169	16,489
NET INCOME	$85,519	$59,466	$158,350	$124,934

EARNINGS PER COMMON SHARE:
Basic	1.30	0.91	2.41	1.92
Diluted	1.28	0.90	2.39	1.90
AVERAGE COMMON SHARES OUTSTANDING:
Basic	65,733	65,276	65,631	65,150
Diluted	66,589	65,781	66,341	65,660

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS
(Unaudited)

	REVENUES
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2012
Atwood Condor	$39.3	$40.4	$—	$79.7	$—
Atwood Osprey	$36.9	$42.4	$37.2	$79.3	$77.0
Atwood Eagle	35.0	27.5	34.4	62.5	69.1
Atwood Falcon	34.0	35.4	11.9	69.4	40.6
Atwood Hunter	35.0	37.1	49.3	72.1	92.7
Atwood Aurora	11.8	12.3	12.5	24.1	25.2
Atwood Beacon	14.8	14.0	10.2	28.8	20.6
Atwood Mako	13.1	13.3	—	26.3	—
Atwood Manta	12.5	3.2	—	15.8	—
Vicksburg	9.9	9.2	8.6	19.1	17.2
Reimbursable/Other	10.9	10.3	7.5	21.2	13.9
	$253.2	$245.1	$171.6	$498.3	$356.3

	CONTRACT DRILLING COSTS
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2012
Atwood Condor	$14.6	$14.3	$—	$28.9	$—
Atwood Osprey	$15.4	$15.3	$15.7	$30.8	$31.3
Atwood Eagle	15.2	19.9	13.9	35.0	31.7
Atwood Falcon	13.4	14.2	11.0	27.7	17.9
Atwood Hunter	10.1	11.6	12.5	21.7	23.5
Atwood Aurora	6.2	6.4	8.1	12.6	16.7
Atwood Beacon	8.4	10.2	7.3	18.6	14.0
Atwood Mako	5.4	5.1	—	10.5	—
Atwood Manta	5.1	2.1	—	7.2	—
Vicksburg	4.6	4.7	4.9	9.2	10.1
Reimbursable/Other	9.1	8.1	5.9	17.2	12.5
	$107.5	$111.9	$79.3	$219.4	$157.7

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	March 31, 2013	September 30, 2012
ASSETS
Cash and cash equivalents	$117,707	$77,871
Accounts receivable, net of allowance for doubtful accounts of $1,545 and $0 at March 31, 2013 and September 30, 2012, respectively	140,759	167,186
Income tax receivable	5,949	5,750
Inventories of materials and supplies	94,036	80,290
Prepaid expenses and deferred costs	24,686	39,437
Total current assets	383,137	370,534

Property and equipment, net	2,888,235	2,537,340

Other receivables	11,868	11,875
Deferred costs and other assets	22,506	24,013
Total assets	$3,305,746	$2,943,762

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$73,774	$83,592
Accrued liabilities	18,955	24,478
Notes payable	—	5,148
Income tax payable	16,293	9,711
Deferred credits	14,274	13,738
Total current liabilities	123,296	136,667

Long-term debt	1,040,000	830,000
Deferred income taxes	8,325	8,791
Deferred credits	3,741	8,928
Other	21,555	19,954
Total long-term liabilities	1,073,621	867,673

Commitments and contingencies

Preferred stock, no par value, 1,000 shares authorized, none outstanding	—	—
Common stock, $1.00 par value, 90,000 shares authorized with 65,779 and 65,452 issued and outstanding at March 31, 2013 and September 30, 2012, respectively	65,779	65,452
Paid-in capital	170,444	160,540
Retained earnings	1,874,791	1,716,441
Accumulated other comprehensive loss	(2,185)	(3,011)
Total shareholders' equity	2,108,829	1,939,422
Total liabilities and shareholders' equity	$3,305,746	$2,943,762

Atwood Oceanics, Inc. and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
(In thousands)	2013	2012
Cash flows from operating activities:
Net income	$158,350	$124,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	56,060	30,769
Amortization of debt issuance costs	2,073	1,562
Amortization of deferred items	1,448	791
Provision for doubtful accounts	1,871	—
Provision for inventory obsolescence	360	435
Deferred income tax benefit	(466)	(425)
Share-based compensation expense	6,813	4,931
Other, net	(13)	863
Change in assets and liabilities:
Accounts receivable	24,563	(765)
Income tax receivable	(199)	1,764
Inventory	(14,106)	(3,003)
Prepaid expenses	10,109	6,285
Deferred costs and other assets	(8,084)	(14,220)
Accounts payable	(43,864)	10,465
Accrued liabilities	(5,282)	(7,337)
Income tax payable	6,582	4,680
Deferred credits and other liabilities	8,247	(5,441)
Net cash provided by operating activities	204,462	156,288

Cash flows from investing activities:
Capital expenditures	(372,957)	(397,444)
Proceeds from sale of assets	61	—
Net cash used in investing activities	(372,896)	(397,444)

Cash flows from financing activities:
Proceeds from issuance of bonds	—	450,000
Proceeds from bank credit facilities	310,000	80,000
Principal payments on bank credit facilities	(100,000)	(450,000)
Principal payments on notes payable	(5,148)	(5,461)
Proceeds from exercise of stock options	3,418	3,242
Net cash provided by financing activities	208,270	77,781

Net increase (decrease) in cash and cash equivalents	$39,836	$(163,375)
Cash and cash equivalents, at beginning of period	$77,871	$295,002
Cash and cash equivalents, at end of period	$117,707	$131,627

Non-cash activities
Changes in accounts payable and accrued liabilities related to capital expenditures	$34,046	$(65,662)

Atwood Oceanics, Inc. is a global offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells. The company currently owns 13 mobile offshore drilling units and is constructing three ultra-deepwater drillships. The company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

Contact: Mark L. Mey
(281) 749-7902